SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2000

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CTG Resources, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	1-12859	06-1466463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbus Boulevard P.O. Box 1500 Hartford Connecticut 06144	(860) 727-3000
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.  Change in Control
(See Form 10-K for the fiscal year ended September 30, 1999, Item 1. Business)

On September 1, 2000, pursuant to the Agreement and Plan of Merger dated as of June 29, 1999, (the "Merger Agreement") among Energy East Corporation ("Energy East"), CTG Resources, Inc. ("CTG Resources") and Oak Merger Co., CTG Resources was merged with and into Oak Merger Co., a Connecticut corporation and a wholly-owned Energy East subsidiary. Oak Merger Co., the surviving corporation, changed its name to, and operates under, the name of CTG Resources, Inc.

Under the Merger Agreement, approximately 45% of the common stock of CTG Resources became exchangeable for 1.7320 shares of Energy East's common stock, which had a market value of $22.69 at the close of trading on August 31, 2000, and approximately 55% was convertible into $41.00 in cash per CTG Resources share. Energy East will not issue any fractional shares. Energy East intends to fund the cash portion of the merger with proceeds from the sale of generation assets and proceeds from the issuance of a bank facility by Union Bank of Switzerland. The bank facility will be replaced by a long-term public offering of debentures by Energy East.

The Merger Agreement provides that one non-employee director of CTG Resources will be elected to the Board of Directors of Energy East.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CTG Resources, Inc (Registrant)

By /s/ Andrew H. Johnson
Andrew H. Johnson Treasurer and Chief Accounting Officer

Date:  September 1, 2000